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                                                                     Exhibit 1.1

                                14,500,000 SHARES


                           PETCO ANIMAL SUPPLIES, INC.

                    COMMON STOCK (PAR VALUE $0.001 PER SHARE)







                             UNDERWRITING AGREEMENT






February          , 2002




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                                                               February __, 2002



Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Banc Alex. Brown Inc.
Goldman, Sachs & Co.
Lehman Brothers Inc.
Salomon Smith Barney Inc.
and Wells Fargo Van Kasper, LLC
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036

Dear Sirs and Mesdames:

         PETCO Animal Supplies Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS") an aggregate of 14,500,000 shares of the Common Stock (par value $0.001 per share) of the Company (the "FIRM SHARES").

         The Company and certain stockholders of the Company (the "SELLING STOCKHOLDERS") named in Schedule II hereto also propose to sell to the several Underwriters, not more than an additional 2,175,000 shares of the Common Stock (par value $0.001 per share) of the Company, of which 1,000,000 shares are to be issued and sold by the Company and 1,175,000 shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in Schedule II hereto (the "ADDITIONAL SHARES") if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES". The shares of Common Stock (par value $0.001 per share) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK". The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the "SELLERS".

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS". If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.


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         Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company's directors, officers, employees and business associates and other parties related to the Company (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriting" (the "DIRECTED SHARE PROGRAM"). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the "DIRECTED SHARES." Any Directed Shares not confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

         (a) The Registration Statement has become effective; no stop order issued by the Commission suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

         (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such supplement of amendment, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such supplement or amendment, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (c) The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position, results of operations, cash flows and stockholders' equity of the Company and its consolidated subsidiaries as of the dates and for the periods indicated; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been derived from or compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.


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         (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation under the laws of, and is in good standing in, each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

         (e) Each subsidiary of the Company has been duly incorporated, or, in the case of PETCO Southwest, L.P., formed and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation (to the extent the concept of good standing is applicable in the relevant jurisdiction), except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and each subsidiary of the Company has the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and each subsidiary of the Company has been duly qualified as a foreign corporation or partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         (f) This Agreement has been duly authorized, executed and delivered by the Company.

         (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus; all of the issued shares of capital stock of each subsidiary of the Company that is a corporation, and all of the partnership interests of each subsidiary of the Company that is a partnership, have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances or claims.

         (h) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

         (i) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance and sale of such Shares will not be subject to any preemptive or similar rights.


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         (j) Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or Bylaws or other similar governing documents or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in each case, for any such violation or default which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement.

         (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not breach or contravene (i) any statute, rule or regulation applicable to the Company,
    (ii) the Restated Certificate of Incorporation, as amended, or Bylaws of the Company, (iii) any other agreement or instrument binding upon the Company or any of its subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary of the Company, except for any breach or contravention described in clause (i) or (iii) which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by securities or Blue Sky laws in connection with the offer and sale of the Shares and clearance with the National Association of Securities Dealers, Inc. ("NASD").

         (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

         (m) (i) Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or that are required to be described in the Registration Statement or the Prospectus and are not so described and (ii) there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

         (n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.


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         (o) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens (except for liens for taxes not yet due and payable and for which adequate reserves have been established), encumbrances and defects except such as are described in the Prospectus or such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, in each case except as described in the Prospectus.

         (p) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (q) Except as described in the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) the Company and each of its subsidiaries is in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (B) the Company and each of its subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has, and is in compliance with, all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation or, to the best knowledge of the Company, investigation, proceeding, notice or demand letter or request for information pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries under any Environmental Law,
    (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of its subsidiaries,
    (E) none of the Company or any of its subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, (F) except as disclosed in or contemplated by the Prospectus, no property or facility of the Company or any of its subsidiaries is (i) listed or, to the best knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

         (r) For purposes of this Agreement, "ENVIRONMENTAL LAWS" means the common law and all applicable federal, provincial, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions,


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    discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

         (s) Except as described in the Prospectus, neither the Company nor any of its subsidiaries has incurred any liability for any prohibited transaction or accumulated funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any of its subsidiaries makes or ever has made a contribution and in which any employee of the Company or any such subsidiary is or has ever been a participant, which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. With respect to such plans, each of the Company and its subsidiaries is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

         (t) Other than as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

         (u) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

         (v) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described in the Prospectus (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries (taken as a whole), except in each case as described in the Prospectus.

         (w) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted


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    rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

         (x) Except as described in the Prospectus, no strike or labor dispute, slowdown or work stoppage with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (y) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as described in the Prospectus.

         (z) The Company and its subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Prospectus ("PERMITS"), except where the failure to obtain such Permits (by possession, declaration or filing) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         (aa) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that
    (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (bb) KPMG LLP, whose report is a part of the Registration Statement, are independent public accountants as defined by the Act and the rules and regulations of the Commission promulgated thereunder.

         (cc) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.


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         (dd) The Company has not offered, or caused Morgan Stanley or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

         Any certificate signed by an officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of a Selling Stockholder as such and delivered to the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

         2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each of the Selling Stockholders represents and warrants to and agrees, severally and not jointly and solely with respect to itself, with each of the Underwriters that:

         (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

         (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and Morgan Stanley, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "CUSTODY AGREEMENT") and the Power of Attorney appointing certain individuals as such Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY") will not contravene any provision of applicable law, or the certificate of incorporation or bylaws of such Selling Stockholder (if such Selling Stockholder is a corporation), or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may have been obtained under the Securities Act and such as may be required by federal and provincial securities laws of Canada and by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

         (c) Such Selling Stockholder has, and on the applicable Option Closing Date (as defined in Section 5) will have, valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.


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         (d) The Shares to be sold by such Selling Stockholder pursuant to this
    Agreement, to such Selling Stockholder's knowledge, have been duly authorized and are validly issued, fully paid and non-assessable.

         (e) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or of affecting rights and remedies of creditors or by general equitable principles.

         (f) Delivery of, and payment for, the Shares to be sold by such Selling Stockholder pursuant to this Agreement, assuming that the Underwriters purchase such Shares without any notice of an adverse claim (within the meaning of ss.8-105 of the Uniform Commercial Code) will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

         (g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(g) only apply to statements or omissions in the Registration Statement or the Prospectus based upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein.

         3. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $[______] a share (the "PURCHASE PRICE") the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Seller, severally and not jointly, hereby agrees to sell to the Underwriters the number of Additional Shares set forth in Schedule II hereto opposite the name of such Seller, and the Underwriters shall have the right, from time to time, to purchase from each of the Sellers, severally and not jointly, the number of Additional Shares set forth in Schedule II hereto opposite the name of such Seller, at the Purchase Price; PROVIDED, HOWEVER, that if less than all of the 2,175,000 Additional Shares identified on Schedule II are purchased by the Underwriters, the Underwriters shall (x) for the first 1,175,000 Additional Shares purchased by the Underwriters, purchase Additional Shares from each Seller identified in
Schedule II-A, pro rata in proportion to the total number of Additional Shares set forth in Schedule II-A, and (y) thereafter, purchase


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up to 1,000,000 Additional Shares from the Company. If you, on behalf of the
Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of each Underwriter bears to the total number of Firm Shares.

         The Company hereby agrees that, without the prior written consent of Morgan Stanley and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH")on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the "LOCK-UP PERIOD"), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or which has been disclosed in the Prospectus, (C) any options granted or shares of Common Stock issued pursuant to benefit plans of the Company existing on the date hereof of which the underwriters have been advised in writing (including options to purchase up to 1,170,756 shares of Common Stock pursuant to benefit plans of the Company existing on the date hereof; PROVIDED, THAT either (i) such options shall not be exercisable during the Lock-Up Period, or (ii) the recipient of such options shall have executed a "lock-up" agreement substantially in the form of Exhibit A attached hereto), or
(D) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares.

         Each Selling Stockholder hereby agrees to execute and deliver on the date hereof a "lock-up" agreement substantially in the form of Exhibit A attached hereto to Morgan Stanley and Merrill Lynch (to the extent it has not already executed and delivered such a lock-up agreement to Morgan Stanley and Merrill Lynch). In addition, each Selling Stockholder, agrees that, without the prior written consent of each of Morgan Stanley & Co. Incorporated and Merrill Lynch on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common

Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         4. TERMS OF PUBLIC OFFERING. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $[_____________] a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $[______] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[_____] a share, to any Underwriter or to certain other dealers.

         5. PAYMENT AND DELIVERY. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at the office of Latham & Watkins, 701 "B" Street, Suite 2100, San Diego, California at 10:00 a.m., New York City time, on ____________, 2002 or at such other time on the same or such other date, not later than _________, 2002 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

         Payment for any Additional Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at the office of Latham & Watkins, 701 "B" Street, Suite 2100, San Diego, California at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than _______, 2002 as shall be designated in writing by you. The time and date of each such payment are hereinafter referred to as an "OPTION CLOSING DATE".

         Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         6. CONDITIONS TO OBLIGATIONS. The several obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [__________](New York City time) on the date hereof.

         The several obligations of the Underwriters are subject to the following further conditions:

         (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

         The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

         (c) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins, outside counsel for the Company, dated the Closing Date, with respect to the opinions set forth in EXHIBIT B attached hereto. In rendering such opinion, such counsel may rely, as to matters of fact, to the extent they deem proper, on certificates of responsible offices of the Company and public officials.

         (d) The Underwriters shall have received on the Closing Date from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Shares delivered on the Closing Date, the Registration Statement, the Prospectus and other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG, LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

         (f) The "lock-up" agreements, each substantially in the form of EXHIBIT A hereto, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

         (g) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares, including the opinions set forth in Section 6(c) and
    Section 6(d) and a letter from KPMG described in Section 6(e) that uses a "cut-off date" not earlier than three business days prior to the applicable Option Closing Date. In addition, the Underwriters shall have received on the Option Closing Date:

         (i) an opinion of Cleary, Gottleib, Stein & Hamilton, counsel for TPG Partners III, L.P. ("TPG III"), TPG Parallel III, L.P. ("TPG Parallel"), TPG Investors III, L.P. ("TPG Investors"), FOF Partners III, L.P. ("FOF III"), FOF Partners III-B, L.P. ("FOF III-B," and, together with TPG III, TPG Parallel, TPG Investors and FOF III, the "TPG Delaware Selling Stockholders"), Green Equity Investors III, L.P. (together with the TPG Delaware Selling Stockholders, the "Sponsor Delaware Selling Stockholders") and TPG Dutch Parallel III, C.V. ("Dutch Parallel"), and, together with the Sponsor Delaware Selling Stockholders, the "Sponsor Selling Stockholders "), dated the applicable Option Closing Date, to the effect that:

         (A) Each of the TPG Delaware Selling Stockholders has been duly formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, 6 Del. C.ss.ss.17-101 et. seq. (the "Delaware Partnership Act") and each of the Sponsor Delaware Selling Stockholders is validly existing and in good standing under the laws of the State of Delaware.

         (B) Each of the Sponsor Delaware Selling Stockholders has the partnership power to enter into the Custody Agreement, Power of Attorney and the Underwriting Agreement and to perform its obligations thereunder.

         (C) The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary partnership action of the Sponsor Delaware Selling Stockholders. The Underwriting Agreement has been duly executed and delivered by each of the Sponsor Selling Stockholders under the law of the State of New York.

         (D) The execution, delivery and performance of the Power of Attorney and Custody Agreement of each of the Sponsor Delaware Selling Stockholders have been duly authorized by all necessary partnership action of each of them. The Power of Attorney and Custody Agreement of each Sponsor Selling Stockholder have been duly executed and delivered by such Sponsor Selling Stockholder under the law of the State of New York.

         (E) The Custody Agreement and the Power of Attorney of the Sponsor Selling Stockholders are the valid, binding and enforceable agreements of the Sponsor Selling Stockholders.

         (F) The execution and delivery by each Sponsor Selling Stockholder of the Custody Agreement and the Power of Attorney and the Underwriting Agreement and the performance of its obligations thereunder (a) do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States of America or the State of New York, except such as may be required under the Securities Act of 1933 and the Securities Exchange Act of 1934 (but we express no opinion as to any consent, approval, authorization, registration or qualification that may be required under state securities or Blue Sky laws) and (b) do not violate the terms of any New York State or United States federal law or regulation (but we express no opinion with respect to United States federal securities laws or any state securities or Blue Sky laws). The execution and delivery by each Sponsor Delaware Selling Stockholder of the Custody Agreement and the Power of Attorney and the Underwriting Agreement and the performance of its obligations thereunder do not violate the terms of the Delaware Partnership Act.

         (G) Assuming each Underwriter acquires its interest in the Shares to be sold by the Sponsor Selling Stockholders to such Underwriter without notice of any adverse claim (within the meaning of the Uniform Commercial Code as in effect in the State of New York (the "UCC")) and such Underwriter has paid the purchase price for such Shares and has had such Shares credited to the securities account of such Underwriter maintained with The Depository Trust Company, then such Underwriter will have a securities entitlement (as defined in Section 8-102(a)(17) of the UCC) to such Shares purchased by such Underwriter and no action based on an adverse claim to such Shares credited to such securities account, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against such Underwriter.

         (ii) an opinion of NautaDutilh, Dutch counsel for TPG Dutch Parallel III, C.V., dated the applicable Option Closing Date, to the effect that:

         (A) Dutch Parallel has been duly formed and is validly existing under Netherlands Law as a commanditaire vennootschap (limited partnership).

         (B) Dutch Parallel has the power to enter into the Custody Agreement, Power of Attorney and the Underwriting Agreement and to perform its obligations thereunder.

         (C) All necessary action required by the Partnership Agreement or any provision of Netherlands law has been taken by Dutch Parallel in connection with the entering into and performance of the Custody Agreement, Power of Attorney and the Underwriting Agreement.

         (D) The entering into the Custody Agreement, Power of Attorney and the Underwriting Agreement by Dutch Parallel and the performance of its obligations thereunder does not violate any provisions of the Partnership Agreement or any provision of Netherlands Law.

         (iii) an opinion of Pepper Hamilton LLP, counsel for TCW/Crescent Mezzanine Partners II, L.P. ("TCW Mezzanine"), TCW Leveraged Income Trust, L.P. (together with TCW Mezzanine, the "TCW Partnership Selling Stockholders"), TCW/Crescent Mezzanine Trust II ("Crescent"), TCW Leveraged Income Trust II ("Trust II") and TCW Leveraged Income Trust IV ("Trust IV," and, together with Crescent and Trust II, the "TCW Trust Selling Stockholders," and, the TCW Trust Selling Stockholders together with the TCW Partnership Selling Stockholders, collectively, the "TCW Selling Stockholders"), dated the applicable Option Closing Date, to the effect that:

         (A) Each of the TCW Partnership Selling Stockholders has been duly formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, 6 Del. C.ss.ss.17-101 et. seq. (the "Delaware Partnership Act") and each of the TCW Partnership Selling Stockholders is validly existing and in good standing under the laws of the State of Delaware.

         (B) Each of the TCW Trust Selling Stockholders has been duly formed as a [ ] under the applicable Delaware statutes and each of the TCW Trust Selling Stockholders is validly existing and in good standing under the laws of the State of Delaware.

         (C) Each of the TCW Selling Stockholders has the partnership or trust power to enter into the Custody Agreement, Power of Attorney and the Underwriting Agreement and to perform its obligations thereunder. (D) The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary partnership or trust action of the TCW Selling Stockholders. The Underwriting Agreement has been duly executed and delivered by each of the TCW Selling Stockholders.

         (D) The execution, delivery and performance of the Power of Attorney and Custody Agreement of each of the TCW Selling Stockholders have been duly authorized by all necessary action of each of them. The Power of Attorney and Custody Agreement of each TCW Selling Stockholder have been duly executed and delivered by such TCW Selling Stockholder.

         (E) The Custody Agreement and the Power of Attorney of the TCW Selling Stockholders are the valid, binding and enforceable agreements of the TCW Selling Stockholders.

         (F) The execution and delivery by each TCW Selling Stockholder of the Custody Agreement and the Power of Attorney and the Underwriting Agreement and the performance of its obligations thereunder (a) do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States of America or the State of New York, except such as may be required under the Securities Act of 1933 and the Securities Exchange Act of 1934 (but we express no opinion as to any consent, approval, authorization, registration or qualification that may be required under state securities or Blue Sky laws) and (b) do not violate the terms of any New York State or United States federal law or regulation (but we express no opinion with respect to United States federal securities laws or any state securities or Blue Sky laws). The execution and delivery by each TCW Partnership Selling Stockholder of the Custody Agreement and the Power of Attorney and the Underwriting Agreement and the performance of its obligations thereunder do not violate the terms of the Delaware Partnership Act. The execution and delivery by each TCW Trust Selling Stockholder of the Custody Agreement and the Power of Attorney and the Underwriting Agreement and the performance of its obligations thereunder do not violate the terms of the applicable Delaware statutes.

         (G) Assuming each Underwriter acquires its interest in the Shares to be sold by the TCW Selling Stockholders to such Underwriter without notice of any adverse claim (within the meaning of the Uniform Commercial Code as in effect in the State of New York (the "UCC")) and such Underwriter has paid the purchase price for such Shares and has had such Shares credited to the securities account of such Underwriter maintained with The Depository Trust Company, then such Underwriter will have a securities entitlement (as defined in Section 8-102(a)(17) of the UCC) to such Shares purchased by such Underwriter and no action based on an adverse claim to such Shares credited to such securities account, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against such Underwriter.

         (iv) an opinion of counsel for each of the Selling Stockholders other than the Sponsor Selling Stockholders and the TCW Selling Stockholders, dated the applicable Option Closing Date, to the effect that:

         (A) Such Selling Stockholder has the power to enter into the Custody Agreement, Power of Attorney and the Underwriting Agreement and to perform its obligations thereunder.

         (B) The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary action of such Selling Stockholder. The Underwriting Agreement has been duly executed and delivered by such Selling Stockholder.

         (C) The execution, delivery and performance of the Power of Attorney and Custody Agreement of such Selling Stockholder have been duly authorized by all necessary action of such Selling Stockholder. The Power of Attorney and Custody Agreement of such Selling Stockholder have been duly executed and delivered by such Selling Stockholder.

         (D) The Custody Agreement and the Power of Attorney of such Selling Stockholder is the valid, binding and enforceable agreements of such Selling Stockholder.

         (E) The execution and delivery by such Selling Stockholder of the Custody Agreement and the Power of Attorney and the Underwriting Agreement and the performance of its obligations thereunder (a) do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States of America or the State of New York, except such as may be required under the Securities Act of 1933 and the Securities Exchange Act of 1934 (but we express no opinion as to any consent, approval, authorization, registration or qualification that may be required under state securities or Blue Sky laws) and (b) do not violate the terms of any New York State or United States federal law or regulation (but we express no opinion with respect to United States federal securities laws or any state securities or Blue Sky laws). The execution and delivery by such Selling Stockholder of the Custody Agreement and the Power of Attorney and the Underwriting Agreement and the performance of its obligations thereunder do not violate the terms of the Delaware Partnership Act.

         (F) Assuming each Underwriter acquires its interest in the Shares to be sold by such Selling Stockholders to such Underwriter without notice of any adverse claim (within the meaning of the Uniform Commercial Code as in effect in the State of New York (the "UCC")) and such Underwriter has paid the purchase price for such Shares and has had such Shares credited to the securities account of such Underwriter maintained with The Depository Trust Company, then such Underwriter will have a securities entitlement (as defined in Section 8-102(a)(17) of the UCC) to such Shares purchased by such Underwriter and no action based on an adverse claim to such Shares credited to such securities account, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against such Underwriter.

         The opinions of Latham & Watkins, Cleary, Gottleib, Stein & Hamilton, Pepper Hamilton LLP and counsel to each of the other Selling Stockholders described in Sections 6(c) and 6(g) above shall be rendered to the Underwriters at the request of the Company or such Selling Stockholders, as the case may be, and shall so state therein.

         7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

         (a) To furnish to you, without charge, seven signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

         (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

         (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; PROVIDED, HOWEVER, that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

         (e) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         (f) To place stop transfer orders on any Directed Shares that have been sold to Participants subject to the three month restriction on sale, transfer, assignment, pledge or hypothecation imposed by NASD Regulation, Inc. under its Interpretative Material 2110-1 on free-riding and withholding to the extent necessary to ensure compliance with the three month restrictions; PROVIDED THAT, Morgan Stanley will notify the Company as to which Participants will need to be so restricted.

         (g) To comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

         8. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the obligations of the Sellers under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants, and the reasonable and documented fees and expenses of Cleary,

Gottleib, Stein & Hamilton, counsel for the Selling Stockholders, (in addition to any local counsel) in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section and (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program. It is understood, however, that except as provided in this Section 8, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         Notwithstanding the foregoing, each Selling Stockholder shall pay (x) all costs and expenses of counsel (other than the counsel costs referred to in clause (i) above), accounting or financing professionals retained by such Selling Stockholder, (y) all underwriting discounts, commissions, fees and expenses and all transfer taxes with respect to the Shares sold by such Selling Stockholder, and (z) all other expenses incurred by such Selling Stockholder and incidental to the sale and delivery of the Shares to be sold by such Selling Stockholder.

         The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

         9. INDEMNITY AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any such person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter or any affiliate of such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

         (b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
    Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Stockholder under this Agreement.

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party fails to promptly retain counsel reasonably satisfactory to the indemnified party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley and Merrill Lynch. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Stockholder under this Agreement.

         (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

         10. DIRECTED SHARE PROGRAM INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless Morgan Stanley and its affiliates and each person, if any, who controls Morgan Stanley or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("MORGAN STANLEY ENTITIES"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any such person in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any of the Morgan Stanley Entities.

         (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 10(a), the Morgan Stanley Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (I) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

         (c) To the extent the indemnification provided for in Section 10(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 10(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in
    Section 10(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Morgan Stanley Entity at law or in equity.

         (e) The indemnity and contribution provisions contained in this Section 10 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

         11. TERMINATION. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or
(v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

         12. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         13. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         14. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         15. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                       Very truly yours,

                                       PETCO ANIMAL SUPPLIES, INC.



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       The Selling Stockholders
                                       named in Schedule II hereto,
                                       acting severally



                                       By: BD RECAPITALIZATION HOLDINGS LLC,
                                           Attorney-in-Fact

                                       By:  GREEN EQUITY INVESTORS III, L.P.,
                                            Managing Member

                                            By:  GEI Capital III, LLC,
                                                 General Partner

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                       By:  TPG PARTNERS III, L.P.,
                                            Managing Member

                                            By:  TPG GenPar III, L.P.,
                                                 Its General Partner

                                            By:  TPG Advisors III, Inc.
                                                 Its General Partner


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Banc Alex. Brown Inc.
Goldman, Sachs & Co.
Lehman Brothers Inc.

Salomon Smith Barney Inc.
Wells Fargo Van Kasper, LLC

Acting severally on behalf
  of themselves and the
  several Underwriters named
  in Schedule I hereto.

By: Morgan Stanley & Co. Incorporated


         By:
            ---------------------------
            Name:
            Title:


By: Merrill Lynch, Pierce Fenner & Smith Incorporated


         By:
            ---------------------------
            Name:
            Title:

                                                                      SCHEDULE I


                                                                    NUMBER OF
                                                                   FIRM SHARES
            UNDERWRITER                                          TO BE PURCHASED
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Banc Alex. Brown Inc.
Goldman, Sachs & Co.
Lehman Brothers Inc.
Salomon Smith Barney Inc.
Wells Fargo Van Kasper, LLC













                                                                 ---------------

                                            Total ........            14,500,000
                                                                 ===============

                                                                     SCHEDULE II



                                                                      NUMBER OF
                                                                   OPTION SHARES
         SELLING STOCKHOLDER                                         TO BE SOLD
                     SCHEUDULE II-A

Green Equity Investors III, L.P.                                        536,617
TPG Partners III, L.P.                                                  405,875
TPG Parallel III, L.P.                                                   78,040
TPG Dutch Parallel III, C.V.                                             25,823
TPG Investors III, L.P.                                                  11,199
FOF Partners III, L.P.                                                      675
FOF Partners III-B, L.P.                                                 15,004
Canterbury Mezzanine Capital II                                          10,602
Transamerica Life Insurance Company                                      10,602
J/Z CBO Delaware, LLC                                                     6,124
IBJ Whitehall Bank & Trust Company                                        3,062
TCW/Crescent Mezzanine Partners II, L.P.                                 47,211
TCW/Crescent Mezzanine Trust II                                          11,447
TCW Leveraged Income Trust, L.P.                                          4,241
TCW Leveraged Income Trust II                                             4,239
TCW Leveraged Income Trust IV                                             4,239
                                                                      ---------
                        Subtotal........                              1,175,000
                                                                      ---------

                     SCHEDULE II-B

PETCO Animal Supplies, Inc.                                           1,000,000
                                                                      ---------

                        Total........                                 2,175,000
                                                                      =========

                                                                       EXHIBIT A


                            [FORM OF LOCK-UP LETTER]


                                                               February __, 2002

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Banc Alex. Brown Inc.
Goldman, Sachs & Co.
Lehman Brothers Inc.
Salomon Smith Barney Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY  10036

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with PETCO Animal Supplies, Inc., a Delaware corporation (the "Company"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley and Merrill Lynch (the "UNDERWRITERS"), of 14,500,000 shares (the "SHARES") of the Common Stock (par value $0.001 per share) of the Company (the "COMMON STOCK").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) with respect to any Selling Stockholder party to that certain pledge agreement (the "Holdings Pledge Agreement"), dated as of October 2, 2000, by and among BD Recapitalization Holdings LLC and Wells Fargo Bank, National Association, as administrative agent for and representative of certain financial institutions, to any sale of shares of Common Stock which are subject to a pledge pursuant to the Holdings Pledge Agreement on the date hereof of which Morgan Stanley and Merrill

Lynch have been advised in writing, in good faith pursuant to the terms of such pledge, unless such pledge is terminated, including in connection with the Public Offering or (c) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of each of Morgan Stanley and Merrill Lynch on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         Notwithstanding the foregoing, (a) transfers of shares of Common Stock or any security convertible into Common Stock as a gift or gifts, (b) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned, (c) transfers by will or intestacy, and (d) transfers to (i) the undersigned's immediate family or (ii) a trust, the beneficiaries of which are the undersigned and/or members of the undersigned's immediate family, shall not be prohibited by this letter; PROVIDED that in the case of any such transfer or distribution pursuant to clause (a), (b), (c) or (d), (i) each donee or distributee shall execute and deliver to Morgan Stanley and Merrill Lynch a duplicate form of this letter and
(ii) no filing by any party (donor, donee, transferor or transferee) under
Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 180-day period referred to above). For purposes hereof, "immediate family" shall mean spouse, lineal descendents, father, mother, brother or sister or first cousin of the transferor and the father, mother, brother or sister or first cousin of the transferor's spouse.

         This agreement shall automatically terminate on the date that the Underwriting Agreement is terminated, in the event that the Underwriters do not purchase Common Stock and the Underwriting Agreement is terminated pursuant to its terms.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.


                                            Very truly yours,


                                            -------------------------
                                            (Name)

                                            -------------------------
                                            (Address)

                                                                       EXHIBIT B



         1. The Company has been duly incorporated, and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement. Based solely on certificates from public officials, we confirm that the Company is qualified to do business in the jurisdictions identified in Annex I.

         2. Each of the Subsidiaries has been duly incorporated or duly formed, as the case may be, and is validly existing and in good standing under the laws of the State of California, with corporate or limited partnership power and authority, as the case may be, to own its properties and to conduct its business as described in the Registration Statement and the Prospectus. To the best of our knowledge, none of the outstanding shares of capital stock or partnership interests of any Subsidiary were issued in violation of preemptive rights of any securityholder of such Subsidiary arising under the applicable Subsidiary Governing Documents. Based solely on certificates from public officials, we confirm that Southwest L.P. is qualified to do business in the State of Texas.

         3. Based solely on a certificate of officers of the Company, an inspection of the Subsidiary Governing Documents and the stock books of the Subsidiaries (other than Southwest L.P.) and UCC lien searches in the jurisdictions identified in Annex II, all of the outstanding shares of capital stock of each of IPSD, PCI, Southwest Inc. and PM Management, and all of the outstanding partnership interests of Southwest L.P., are owned of record and beneficially by the Company or a wholly owned subsidiary of the Company and, except as disclosed in the Prospectus, are owned free and clear of all liens, encumbrances or claims.

         4. The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

         5. The Shares have been duly authorized by all necessary corporate action of the Company and, when issued to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable and, to the best of our knowledge, free of preemptive rights arising under the Governing Documents or, with your consent based solely on a review of the Material Agreements and a certificate of officers of the Company, similar contractual rights with respect to the Company that entitle or will entitle any person to acquire any Shares from the Company upon issuance.

         6. The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

         7. The execution, delivery and performance on or prior to the date hereof of the Underwriting Agreement (including the issuance and sale of the Shares by the Company to the Underwriters pursuant to the Underwriting Agreement and the use of the proceeds therefrom as described in the Prospectus under the caption "Use of Proceeds") do not (i) violate the Governing Documents, (ii) to the best of our knowledge, result in the breach of or a default under any of the Material Agreements or Court Orders, or (iii) violate any federal, California or New York statute, rule or regulation applicable to the Company or the DGCL (other than federal or state securities laws, certain aspects of which are expressly addressed elsewhere herein, and laws and court decisions regarding indemnification), except in the case of clause (ii) or (iii) for any such breach, violation or default which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or adversely affect the ability of the Company to consummate the transactions contemplated by the Underwriting Agreement.

         8. No consent, approval, authorization or order of, or any filing with, any federal, California or New York court or governmental agency or body is required for the consummation of the issuance and sale of the Shares by the Company pursuant to the Underwriting Agreement, except such as have been obtained under the Act and the rules and regulations of the Commission thereunder and such as may be required under state securities or Blue Sky laws (as to which we express no opinion).

         9. The statements in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Common Stock, and under the captions "Certain Relationships and Related Transactions," "Description of Certain Indebtedness" and "Shares Eligible for Future Sale" and in Items 14 and 15 in Part II of the Registration Statement, have been reviewed by us and, in each case insofar as they purport to describe or summarize legal matters, the Governing Documents, or certain provisions of the agreements, statutes, regulations or the subject legal proceedings referred to therein, are accurate descriptions or summaries in all material respects.

         10. To the best of our knowledge, based solely on oral or written statements and representations of officers and other representatives of the Company, including the representations and warranties of the Company in the Underwriting Agreement, and docket searches in the jurisdictions set forth on Annex III hereto, there are no actions, suits, proceedings or investigations pending against the Company or any of the Subsidiaries before any court, governmental agency or arbitrator which (i) are required to be disclosed in the Prospectus pursuant to Item 103 of Regulation S-K under the Act, other than those disclosed therein, or (ii) which seek to restrain or enjoin the sale of the Shares by the Company.

         11. To the best of our knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed.

         12. The Company is not, and after giving effect to the sale of the Shares in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption "Use of Proceeds," will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         13. The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date, complied as to form in all material respects with the requirements for registration statements on Form S-1 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to the financial statements, schedules, other financial data or exhibits included in, or omitted from, the Registration Statement or the Prospectus. In passing upon the compliance as to form of the Registration Statement and the Prospectus, we have assumed that the statements made therein are correct and complete.

         14. The Registration Statement has become effective under the Act. Based solely on a telephonic confirmation by a member of the Staff of the Commission on February __, 2002, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. Based solely on a telephonic confirmation by a member of the Staff of the Commission on February __, 2002 and electronic filing records under EDGAR, we confirm that any required filing of the Prospectus pursuant to Rule 424 under the Act has been made in accordance with Rule 424 under the Act.

         15. To the best of our knowledge, the Company is not in violation of the Governing Documents.

         16. The form of certificate used to evidence the Shares complies in all material respects with the applicable requirements of the Governing Documents, the DGCL and the NASDAQ National Market.


                                      B-3